Exhibit 4.9

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) has been executed by and among the following parties on June 3, 2019 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:                             Beijing Dasheng Online Technology Co., Ltd.  (hereinafter “Pledgee”), a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at C1602, NO.18 East Zhongguancun Road, Haidian District, Beijing;

Party B:                             Jiajia Huang (hereinafter “Pledgor”), a Chinese citizen with Chinese Identification No.: ***; and

Party C:                             Beijing Dasheng Zhixing Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 9154, Suite 3, No.3 Xi Jing Street, High-tech Park, Ba Da Chu, Shijingshan District, Beijing.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.                                      Pledgor is a citizen of China who as of the date hereof holds 73.75% of equity interests of Party C, representing RMB842,857 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China, engaging in online English training. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2.                                      Pledgee is a wholly foreign-owned enterprise registered in China. Pledgee and Party C which is partially owned by Pledgor have executed an Exclusive Business Cooperation Agreement (as defined below) in Beijing; Party C, Pledgee and Pledgor have executed an Exclusive Option Agreement (as defined below); and Pledgor has executed a Power of Attorney (as defined below) in favor of Pledgee

3.                                      To ensure that Party C and Pledgor fully perform their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, and the Power of Attorney, Pledgor hereby pledges to the Pledgee all of the equity interest that Pledgor holds in Party C as security for Party C’s and Pledgor’s obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, and the Power of Attorney.

To perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to execute this Agreement upon the following terms.

Strictly Confidential

1.                                      DEFINITIONS

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                               Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest.

1.2                               Equity Interest: shall refer to 73.75 % equity interests in Beijing Dasheng Zhixing Technology Co., Ltd. currently held by Pledgor, representing RMB842,857 in the registered capital of Beijing Dasheng Zhixing Technology Co., Ltd., and all of the equity interest hereafter acquired by Pledgor in Party C.

1.3                               Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4                               Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee (the “Exclusive Business Cooperation Agreement”), which was entered into on June 18, 2013 and was amended and restated on December 14, 2015, the Exclusive Option Agreement executed by and among Pledgor, Party C and Pledgee on June 3, 2019 (the “Exclusive Option Agreement”), Power of Attorney executed on June 3, 2019 by Pledgor (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.5                               Contract Obligations: shall refer to all the obligations of Pledgor under the Exclusive Option Agreement, the Power of Attorney and this Agreement; all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.6                               Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default. The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of Pledgee, the consulting and service fees payable to Pledgee under the Exclusive Business Cooperation Agreement, all expenses occurred in connection with enforcement by Pledgee of Pledgor’s and/or Party C’s Contract Obligations and etc.

1.7                               Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.8                               Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.                                      PLEDGE

2.1                               Pledgor agrees to pledge all the Equity Interest as security for performance of the Contract Obligations and payment of the Secured Indebtedness under this Agreement. Party C hereby assents that Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2                               During the term of the Pledge, Pledgee is entitled to receive dividends distributed on the Equity Interest. Pledgor may receive dividends distributed on the Equity Interest only with prior written consent of Pledgee. Dividends received by Pledgor on Equity Interest after deduction of individual income tax paid by Pledgor shall be, as required by Pledgee, (1) deposited into an account designated and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

2.3                               Pledgor may subscribe for capital increase in Party C only with prior written consent of Pledgee. Any equity interest obtained by Pledgor as a result of Pledgor’s subscription of the increased registered capital of the Company shall also be deemed as Equity Interest.

2.4                               In the event that Party C is required by PRC law to be liquidated or dissolved, any interest distributed to Pledgor upon Party C’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designate and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

3.                                      TERM OF PLEDGE

3.1                               The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein is registered with relevant administration for industry and commerce (the “AIC”). The Pledge shall remain effective until all Contract Obligations have been fully performed and all Secured Indebtedness have been fully paid. Pledgor and Party C shall (1) register the Pledge in the shareholders’ register of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 30 business days following the execution of this Agreement. The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all other shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”). For matters not specified in the AIC Pledge Contract, the parties shall be bound by the provisions of this Agreement. Pledgor and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after submission for filing.

3.2                               During the Term of Pledge, in the event Pledgor and/or Party C fails to perform the Contract Obligations or pay Secured Indebtedness, Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4.                                      CUSTODY OF RECORDS FOR EQUITY INTEREST SUBJECT TO PLEDGE

4.1                               During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

5.                                      REPRESENTATIONS AND WARRANTIES OF PLEDGOR AND PARTY C

As of the execution date of this Agreement, Pledgor and Party C hereby jointly and severally represent and warrant to Pledgee that:

5.1                               Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2                               Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3                               Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.4                               Pledgor and Party C have obtained any and all approvals and consents from applicable government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

5.5                               The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

6.                                      COVENANTS OF PLEDGOR AND PARTY C

6.1                               During the term of this Agreement, Pledgor and Party C hereby jointly and severally covenant to the Pledgee:

6.1.1                     Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of Pledgee, except for the performance of the Transaction Documents;

6.1.2                     Pledgor and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3                     Pledgor and Party C shall promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.1.4                     Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2                               Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3                               To protect or perfect the security interest granted by this Agreement for the Contract Obligations and Secured Indebtedness, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4                               Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.                                      EVENT OF BREACH

7.1                               The following circumstances shall be deemed Event of Default:

7.1.1                     Pledgor’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.2                     Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.2                               Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor and Party C shall immediately notify Pledgee in writing accordingly.

7.3                               Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee and /or Party C delivers a notice to the Pledgor requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor to immediately exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.                                      EXERCISE OF PLEDGE

8.1                               Pledgee shall issue a written Notice of Default to Pledgor when it exercises the Pledge.

8.2                               Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.3                               After Pledgee issues a Notice of Default to Pledgor in accordance with Section 8.1, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4                               The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as result of disposing the Equity Interest and to perform Contract Obligations and pay the Secured Indebtedness to the Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to Pledgor or any other person who have rights to such balance under applicable laws or be deposited to the local notary public office where Pledgor resides, with all expense incurred being borne by Pledgor. To the extent permitted under applicable PRC laws, Pledgor shall unconditionally donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee.

8.5                               Pledgee may exercise any remedy measure available simultaneously or in any order. Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest under this Agreement, without exercising any other remedy measure first.

8.6                               Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgor or Party C shall not raise any objection to such exercise.

8.7                               When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.                                      BREACH OF AGREEMENT

9.1                               If Pledgor or Party C conducts any material breach of any term of this Agreement, Pledgee shall have right to terminate this Agreement and/or require Pledgor or Party C to indemnify all damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2                               Pledgor or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws.

10.                               ASSIGNMENT

10.1                        Without Pledgee’s prior written consent, Pledgor and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

10.2                        This Agreement shall be binding on Pledgor and his/her successors and permitted assigns, and shall be valid with respect to Pledgee and each of his/her successors and assigns.

10.3                        At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the assigns shall have the rights and obligations of Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement.

10.4                        In the event of change of Pledgee due to assignment, Pledgor and/or Party C shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

10.5                        Pledgor and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

11.                               TERMINATION

11.1                        Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by Pledgor and Party C, Pledgee shall release the Pledge under this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist Pledgor to de-register the Pledge from the shareholders’ register of Party C and with relevant PRC local administration for industry and commerce.

11.2                        The provisions under Sections 9, 13, 14 and 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

12.                               HANDLING FEES AND OTHER EXPENSES

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

13.                               CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

14.                               GOVERNING LAW AND RESOLUTION OF DISPUTES

14.1                        The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

14.2                        In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on all Parties.

14.3                        Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.                               NOTICES

15.1                        All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.2                        Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.3                        Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.4                        For the purpose of notices, the addresses of the Parties are as follows:

Party A: Beijing Dasheng Online Technology Co., Ltd.
Address: C1612, NO.18 East Zhongguancun Road,
Haidian District, Beijing
Attn: Jiajia Huang

Party B: Jiajia Huang
Address: C1612, NO.18 East Zhongguancun Road,
Haidian District, Beijing

Party C: Beijing Dasheng Zhixing Technology Co., Ltd.
Address: Room 9154, Suite 3,
No.3 Xi Jing Street, High-tech Park, Ba Da Chu,
Shijingshan District, Beijing
Attn: Jiajia Huang

15.5                        Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.                               SEVERABILITY

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.                               ATTACHMENTS

The attachments set forth herein shall be an integral part of this Agreement.

18.                               EFFECTIVENESS

18.1                        This Agreement shall become effective upon execution by the Parties.

18.2                        Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

19.                               LANGUAGE AND COUNTERPARTS

This Agreement is written in Chinese and English in four copies. Pledgor, Pledgee and Party C shall hold one copy respectively and the other copy shall be used for registration. If there is any inconsistency or conflict between English and Chinese version, the Chinese version shall prevail.

The Remainder of this page is intentionally left blank

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party A: Beijing Dasheng Online Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia HUANG
Name:	Jiajia HUANG
Title:	Legal Representative

Party B: Jiajia Huang

By:	/s/ Jiajia HUANG

Party C: Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia HUANG
Name:	Jiajia HUANG
Title:	Legal Representative

[Signature Page to Equity Interest Pledge Agreement]

ATTACHMENTS:

1. Shareholders’ Register of Party C

2. The Capital Contribution Certificate for Party C

3. Exclusive Business Cooperation Agreement

4. Exclusive Option Agreement

5. Power of Attorney

ATTACHMENT 1

Shareholders’ Register of
Beijing Dasheng Zhixing Technology Co., Ltd.1

Name of Shareholder: Jiajia Huang

ID Card No.: ***

Address: 156 Renmin Road, Shidian, Shuangdian Town, Rudong County, Nantong City, Jiangsu Province

Capital Contribution: RMB 842,857.00

Percentage of Contribution: 73.75%

Capital Contribution Certificate No.: 001

Jiajia Huang holds 73.75% of the equity interest in Beijing Dasheng Zhixing Technology Co., Ltd. and such 73.75% equity interest has been pledged to Beijing Dasheng Online Technology Co., Ltd.2 in full.

Name of Shareholder: Ting Shu

ID Card No.: ***

Address: School of Humanities and Social Sciences, Tsinghua Park No. 1, Haidian District, Beijing

Capital Contribution: RMB 300,000.00

Percentage of Contribution: 26.25%

Capital Contribution Certificate No.: 002

Ting Shu holds 26.25% of the equity interest in Beijing Dasheng Zhixing Technology Co., Ltd. and such 26.25% equity interest has been pledged to Beijing Dasheng Online Technology Co., Ltd.3 in full.

1                   For identification purpose only.

2                   For identification purpose only.

3                   For identification purpose only.

Strictly Confidential

1

Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia Huang
Name:	Jiajia Huang
Title:	Legal Representative

Date: June 3, 2019

2

ATTACHMENT 2

Capital Contribution Certificate
for Beijing Dasheng Zhixing Technology Co., Ltd.1
(No: 001)

Company Name: Beijing Dasheng Zhixing Technology Co., Ltd.

Date of Establishment: July 8, 2011

Registered Capital: RMB1,142,857

Name of Shareholder: Jiajia Huang

ID Card No.: ***

Amount of the Capital Contributed by the Shareholder: RMB842,857

It is hereby certified that Jiajia Huang has contributed Renminbi 842,857.00 to hold 73.75% of the equity interest of Beijing Dasheng Zhixing Technology Co., Ltd., and such 73.75% equity interest has been pledged to Beijing Dasheng Online Technology Co., Ltd.2 in full.

Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia Huang
Name:	Jiajia Huang
Title:	Legal Representative

Date: June 3, 2019

1                                           For identification purpose only.

2                                           For identification purpose only.

Strictly Confidential

1

Capital Contribution Certificate
for Beijing Dasheng Zhixing Technology Co., Ltd.3
(No: 002)

Company Name: Beijing Dasheng Zhixing Technology Co., Ltd.

Date of Establishment: July 8, 2011

Registered Capital: RMB 1,142,857

Name of Shareholder: Ting Shu

ID Card No.: ***

Amount of the Capital Contributed by the Shareholder: RMB 300,000.00

It is hereby certified that Ting Shu has contributed Renminbi 300,000.00 to hold 26.25% of the equity interest of Beijing Dasheng Zhixing Technology Co., Ltd., and such 26.25% equity interest has been pledged to Beijing Dasheng Online Technology Co., Ltd.4 in full.

Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia Huang
Name:	Jiajia Huang
Title:	Legal Representative

Date: June 3, 2019

3                   For identification purpose only.

4                   For identification purpose only.

2

ATTACHMENT 3

Amended and Restated Exclusive Business Cooperation Agreement

This Amended and Restated Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on December 14, 2015 in Beijing, the People’s Republic of China (“China” or the “PRC”).

Party A:                                             Beijing Dasheng Online Technology Co., Ltd.

Address:                                                 South No.1, Floor 6, No. 9 Shangdi East Street, Haidian District, Beijing

Party B:                                                Beijing Dasheng Zhixing Technology Co., Ltd.

Address:                                                 Room 9154, Suite 3, No.3 Xi Jing Street, High-tech Park, Ba Da Chu, Shijingshan District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.                                            Party A is a wholly foreign owned enterprise established in China, and has the necessary resources to provide technical and consulting services;

2.                                            Party B is a company established in China with exclusively domestic capital and is permitted to engage in online English training by relevant PRC government authorities. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

3.                                            Party A and Party B have executed the Exclusive Business Cooperation Agreement dated June 18, 2013 (“Prior Agreement”), pursuant to which Party A provides Party B with technical support, consulting services and other services on exclusive basis in relation to the Principal Business, utilizing its advantages in technology, human resources, and information. Now, the Parties agree to continue the cooperation, and intend to enter into this Agreement to amend and restate the terms and conditions under the Prior Agreement, to further clarify the rights and obligations of each Party in relation to the cooperation.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.                                            Provision of Services

1.1                               Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the follows:

(1)                                 Licensing Party B to use any software legally owned by Party A;

Strictly Confidential

1

(2)                                 Development, maintenance and update of software involved in Party B’s business;

(3)                                 Design, installation, daily management, maintenance and updating of network system, hardware and database design;

(4)                                 Technical support and training for employees of Party B;

(5)                                 Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)                                 Providing business management consultation for Party B;

(7)                                 Providing marketing and promotion services for Party B;

(8)                                 Providing customer order management and customer services for Party B;

(9)                                 Leasing of equipments or properties;

(10)                          Sourcing and selecting qualified third-party service providers for Party B;

(11)                          Daily management and development of third party service providers for Party B;

(12)                          Providing curriculum design and quality management services for Party B;

(13)                          Providing offshore business consultation services for Party B; and

(14)                          Other services requested by Party B from time to time to the extent permitted under PRC law and the laws of other jurisdiction where the services are provided.

1.2                               Party B agrees to accept all the services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar cooperation relationship with any third party regarding the matters contemplated by this Agreement. Party A may, at its sole discretion, appoint other parties (including Party A’s affiliates, referred to hereinafter as “Party A Designees”, and each a “Party A Designee”; together with Party A, collectively, “Service Providers”, and each a “Service Provider”), to enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the services under this Agreement.

2

1.3                               Service Providing Methodology

1.3.1                     Party A and Party B agree that during the term of this Agreement, where necessary, Party B and the Service Providers may enter into one or more separate service agreements to specify the contents, manner, personnel, and fees arrangement for the services.

1.3.2                     To fulfill this Agreement, Party A and Party B agree that, during the term of this Agreement, where necessary, Party B and Service Providers may, based on the needs of the business of Party B, enter into one or more equipment or property leases that permit Party B to use relevant equipment or property owned by the Service Providers.

1.3.3                     Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under PRC law, at the lowest purchase price permitted by PRC law. The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets.

2.                                      The Calculation and Payment of the Service Fees

2.1                               The service fee payable by Party B for the services provided hereunder shall consist of management fee and fee for services provided, which shall be determined by the Party A after considering:

(1)                                 Complexity and difficulty of the services provided by the Service Providers;

(2)                                 Title of and time consumed by employees of the Service Providers providing the services;

(3)                                 Contents and value of the services provided by the Service Providers;

(4)                                 The benchmark price of the similar services in the market;

(5)                                 Operation conditions of the Party B.

2.2                               Service Providers will calculate service fee payable on a monthly basis and send the corresponding invoices to Party B. Party B shall pay the fee to the bank account designated by the Service Providers within ten (10) business days after receipt of such invoices. Notwithstanding the foregoing provisions, Party A may adjust the time and method of the payment of service fee at its sole discretion. Party B shall accept such adjustments.

3

2.3                               If Service Providers transfers technology to Party B or develops software or other technology as entrusted by Party B or leases equipments or properties to Party B, the technology transfer price, development fees or rent shall be determined by the Parties based on the actual situations.

3.                                      Intellectual Property Rights and Confidentiality Clauses

3.1                               Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2                               The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.                                      Representations and Warranties

4.1                               Party A hereby represents, warrants and covenants as follows:

4.1.1                     Party A is a wholly foreign owned enterprise legally established and validly existing in accordance with the laws of China; The execution and performance of this Agreement by Party A are within its corporate power and business scope.

4.1.2                     Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4

4.1.3                     Upon execution, this Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2                               Party B hereby represents, warrants and covenants as follows:

4.2.1                     Party B is a company legally established and validly existing in accordance with the laws of China. The execution and performance of this Agreement by Party B are within its corporate power and business scope.

4.2.2                     Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3                     Upon execution, this Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

5.                                      Term of Agreement

5.1                               This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.

5.2                               During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for renewal of its operation term is not approved by relevant government authorities.

5.3                               The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.                                      Governing Law and Resolution of Disputes

6.1                               The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

6.2                               In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on both Parties.

5

6.3                               Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.                                      Breach of Agreement and Indemnification

7.1                               If Party B conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Party A herein.

7.2                               Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement in any event.

7.3                               Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

8.                                      Force Majeure

8.1                               In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2                               If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

6

8.3                               In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

9.                                      Notices

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, or by a commercial courier service to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:                                                Beijing Dasheng Online Technology Co., Ltd.

Address:                                                 South No.1, Floor 6, No. 9 Shangdi East Street, Haidian District, Beijing

Attn:                                                                    Jiajia Huang

Email:                                                            ***

Party B:                                                Beijing Dasheng Zhixing Technology Co., Ltd.

Address:                                                 Room 9154, Suite 3, No.3 Xi Jing Street, High-tech Park, Ba Da Chu, Shijingshan District, Beijing

Attn:                                                                    Jiajia Huang

Email:                                                            ***

9.3                               Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.                               Assignment

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B and does not need any consent from Party B for such assignment.

11.                               Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

7

12.                               Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.                               Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy. If there is any inconsistency or conflict between English and Chinese version, the Chinese version shall prevail.

8

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amended and Restated Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Beijing Dasheng Online Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia Huang
Name:	Jiajia Huang
Title:	Legal Representative

Party B: Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia Huang
Name:	Jiajia Huang
Title:	Legal Representative

[Signature Page to Amended and Restated Exclusive Business Cooperation Agreement]

ATTACHMENT 4

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of June 3, 2019 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A: Beijing Dasheng Online Technology Co., Ltd., a wholly foreign-owned enterprise, organized and existing under the laws of the PRC, with its address at C1602, NO.18 East Zhongguancun Road, Haidian District, Beijing;

Party B: Jiajia Huang, a Chinese citizen with Identification No.: ***; and

Party C: Beijing Dasheng Zhixing Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 9154, Suite 3, No.3 Xi Jing Street, High-tech Park, Ba Da Chu, Shijingshan District, Beijing.

In this Agreement, Party A, Party B, and Party C shall each be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties.”

Whereas:

1.                                      Party B is a shareholder of Party C and as of the date hereof holds 73.75% of the equity interests of Party C, representing RMB842,857 in the registered capital of Party C.

After mutual discussions and negotiations, the Parties have now reached the following agreement:

1.                                      SALE AND PURCHASE OF EQUITY INTEREST

1.1                               Option Granted

In consideration of the payment of RMB10 by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably grants Party A a binding and exclusive right to purchase, or  designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B at once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts, or non-corporate organizations.

1.2                               Steps for Exercise of the Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may  exercise the Equity Interest Purchase Option by issuing a written notice to  Party B (the “Equity Interest Purchase Option Notice”), specifying:(a) Party A’s or the Designee’s decision to exercise the Equity Interest  Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for transfer of the Optioned Interests.

Strictly Confidential

1

1.3                               Equity Interest Purchase Price

The purchase price of the Optioned Interests (the “Base Price”) shall be RMB 10. If PRC law requires a minimum price higher than the Base Price when Party A exercises the Equity Interest Purchase Option, the minimum price regulated by PRC law shall be the purchase price (collectively, the “Equity Interest Purchase Price”).

1.4                               Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1                     Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2                     Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

1.4.3                     Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4                     The relevant Parties shall execute all other necessary contracts, agreements, or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer the valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause  Party A and/or the Designee(s) to become the registered owner(s) of  the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention, or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge  Agreement, and Party B’s Power of Attorney. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Interest Pledge Agreement executed by and among Party A, Party B and Party Con the date hereof and any modifications, amendments, and restatements thereto. “Party B’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof granting Party A with a power of attorney and any modifications, amendments, and restatements thereto.

2

2.                                      COVENANTS

2.1                               Covenants regarding Party C

Party B (as a shareholder of Party C) and Party C hereby covenant on the following:

2.1.1                     Without the prior written consent of Party A, they shall not in any manner supplement, change, or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2                     They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, as well as obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3                     Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage, or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C of more than RMB 500,000, or allow the encumbrance thereon of any security interests;

2.1.4                     Without the prior written consent of Party A, they shall not incur, inherit, guarantee, or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5                     They shall always operate all of Party C’s businesses within the normal business scope to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6                     Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB500,000 shall be deemed a  major contract);

2.1.7                     Without the prior written consent of Party A, they shall not cause Party C to provide any person with a loan or credit;

2.1.8                     They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9                     If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

3

2.1.10              Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire, or invest in any person;

2.1.11              They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to Party C’s assets, business, or revenue;

2.1.12              To maintain the ownership by Party C of all of its assets, they shall  execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13              Without the prior written consent of Party A, they shall ensure that  Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C  shall immediately distribute all distributable profits to its  shareholders;

2.1.14              At the request of Party A, they shall appoint any person designated  by Party A as the director or executive director of Party C.

2.1.15              Without Party A’s prior written consent, they shall not engage in any business in competition with Party A or its affiliates; and

2.1.16              Unless otherwise required by PRC law, Party C shall not be dissolved or liquated without prior written consent by Party A.

2.2                               Covenants of Party B

Party B hereby covenants to the following:

2.2.1                     Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage, or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.2                     Without the prior written consent of Party A, Party B shall cause the  shareholders’ meeting and/or the directors (or the executive director)  of Party C not to approve any sale, transfer, mortgage, or disposition  in any other manner of any legal or beneficial interest in the equity  interests in Party C held by Party B, or allow the encumbrance  thereon of any security interest, except for the interest placed in  accordance with Party B’s Equity Interest Pledge Agreement and  Party B’s Power of Attorney;

4

2.2.3                     Without the prior written consent of Party A, Party B shall cause the  shareholders’ meeting or the directors (or the executive director) of Party C not to approve the merger or consolidation with any person,  or the acquisition of or investment in any person;

2.2.4                     Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5                     Party B shall cause the shareholders’ meeting or the directors (or the  executive director) of Party C to vote their approval of the transfer  of the Optioned Interests as set forth in this Agreement and to take  any and all other actions that may be requested by Party A;

2.2.6                     To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate  complaints, and raise necessary or appropriate defenses against all  claims;

2.2.7                     Party B shall appoint any designee of Party A as the director or the executive director of Party C, at the request of Party A;

2.2.8                     Party B hereby waives its right of first refusal in regards to the transfer of equity interest by any other shareholder of Party C to  Party A (if any), and gives consent to the execution by each other  shareholder of Party C with Party A and Party C the exclusive  option agreement, the equity interest pledge agreement and the  power of attorney similar to this Agreement, Party B’s Equity  Interest Pledge Agreement, and Party B’s Power of Attorney, and accepts not to take any actions in conflict with such documents executed by the other shareholders;

2.2.9                     Party B shall promptly donate any profits, interests, dividends, or  proceeds of liquidation to Party A or any other person designated by  Party A to the extent permitted under the applicable PRC laws; and

2.2.10              Party B shall strictly abide by the provisions of this Agreement and  other contracts jointly or separately executed by and among Party B, Party C, and Party A, perform the obligations hereunder and  thereunder, and refrain from any action/omission that may affect the  effectiveness and enforceability thereof. To the extent that Party B  has any remaining rights with respect to the equity interests subject  to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

5

3.                                      REPRESENTATIONS AND WARRANTIES

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1                               They have the power, capacity, and authority to execute and deliver this  Agreement and any equity interest transfer contracts to which they are  parties concerning the Optioned Interests to be transferred thereunder (each,  a “Transfer Contract”), and to perform their obligations under this  Agreement and any Transfer Contracts. Party B and Party C agree to enter  into Transfer Contracts consistent with the terms of this Agreement upon  Party A’s exercise of the Equity Interest Purchase Option. This  Agreement and the Transfer Contracts to which they are parties constitute  or will constitute their legal, valid, and binding obligations, and shall be  enforceable against them in accordance with the provisions thereof;

3.2                               Party B and Party C have obtained any and all approvals and consents from  the relevant government authorities and third parties (if required) for the execution, delivery, and performance of this Agreement.

3.3                               The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violations of any applicable PRC laws; (ii) be inconsistent with the articles of association, bylaws, or other organizational documents  of Party C; (iii) cause the violation of any contracts or instruments to which  they are a party or which are binding on them, or constitute any breach  under any contracts or instruments to which they are a party or which are  binding on them; (iv) cause any violation of any condition for the grant  and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of  additional conditions to any licenses or permits issued to either of them;

3.4                               Party B has a good and merchantable title to the equity interests held by Party B in Party C. Except for Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

3.5                               Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6                               Party C does not have any outstanding debts, except for (i) debt incurred within its normal business scope; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.7                               Party C has complied with all laws and regulations of China applicable to  asset acquisitions; and

6

3.8                               There are no pending or threatened litigation, arbitration, or administrative  proceedings relating to the equity interests in Party C, assets of Party C, or Party C itself.

4.                                      EFFECTIVE DATE AND TERM

This Agreement shall become effective upon execution by the Parties, and remain  in effect until all equity interests held by Party B in Party C have been transferred  or assigned to Party A and/or any other person designated by Party A in  accordance with this Agreement.

5.                                      GOVERNING LAW AND DISPUTE RESOLUTION

5.1                               Governing Law

The execution, effectiveness, construction, performance, amendment, and termination of this Agreement as well as any dispute resolution hereunder shall be governed by the laws of the PRC.

5.2                               Methods of Dispute Resolution

In the event of any dispute arising with respect to the construction and  performance of this Agreement, the Parties shall first attempt to resolve the  dispute through friendly negotiations. In the event that the Parties fail to  reach an agreement on the dispute within 30 days after either Party’s request  to the other Parties for dispute resolution through negotiations, either Party  may submit the relevant dispute to the China International Economic and  Trade Arbitration Commission for arbitration, in accordance with its  arbitration rules. The arbitration shall be conducted in Beijing, and the arbitration award shall be final and binding to all Parties.

6.                                      TAXES AND FEES

Each Party shall pay any and all transfer and registration taxes, expenses, and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.                                      NOTICES

7.1                               All notices and other communications required or permitted to be given  pursuant to this Agreement shall be delivered personally or sent by  registered mail, prepaid postage, commercial courier services, or facsimile  transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which  notices shall be deemed to have been effectively given shall be determined  as follows:

7

7.1.1                     Notices given by personal delivery, courier services, registered mail, or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for such notices;

7.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of the transmission).

7.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:                        Beijing Dasheng Online Technology Co., Ltd.

Address:                         C1602, NO.18 East Zhongguancun Road, Haidian District,  Beijing

Attn:                                            Jiajia Huang

Party B: Jiajia Huang

Address:                         C1602, NO.18 East Zhongguancun Road, Haidian District,  Beijing

Party C:                        Beijing Dasheng Zhixing Technology Co., Ltd.

Address:                         Room 9154, Suite 3, No.3 Xi Jing Street, High-tech Park, Ba  Da Chu, Shijingshan District, Beijing

Attn:                                            Jiajia Huang

7.3                               Any Party may at any time change its address for notices by having a notice delivered to the other Parties in accordance with the terms hereof.

8.                                      CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement, and  any oral or written information exchanged between the Parties in connection with  the preparation and performance of this Agreement are regarded as confidential  information. Each Party shall maintain the confidentiality of all such  confidential information, and without obtaining the written consent of other  Parties, it shall not disclose any relevant confidential information to any third  parties, except for the information that: (a) is or will be featured in the public  domain (other than through the receiving Party’s unauthorized disclosure); (b) is  under the obligation to be disclosed pursuant to the applicable laws or regulations,  rules of any stock exchange, or orders of the court or other government  authorities; or (c) is required to be disclosed by any Party to its shareholders,  directors, employees, legal counsels, or financial advisors regarding the  transaction contemplated hereunder, provided that such shareholders, directors,  employees, legal counsels, or financial advisors shall be bound by the  confidential obligations similar to those set forth in this Section. Disclosure of  any confidential information by the shareholders, director, employees of, or  agencies engaged by any Party shall be deemed disclosure of such confidential  information by such Party and that Party shall be held liable for breach of this  Agreement.

8

9.                                      FURTHER WARRANTIES

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this  Agreement and to take further actions that are reasonably required for or are  conducive to the implementation of the provisions and purposes of this  Agreement.

10.                               BREACH OF AGREEMENT

10.1                        If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or  require Party B or Party C to compensate all damages; this Section 10  shall not prejudice any other rights of Party A herein;

10.2                        Party B or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

11.                               MISCELLANEOUS

11.1                        Amendments, changes, and supplements

Any amendments, changes, and supplements to this Agreement shall require the execution of a written agreement by all of the Parties.

11.2                        Entire agreement

Except for the amendments, supplements, or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the  entire agreement reached by and among the Parties hereto with respect to  the subject matter hereof, and shall supersede all prior oral and written consultations, representations, and contracts reached with respect to the subject matter of this Agreement.

11.3                        Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain, or otherwise affect the meanings of the provisions of this Agreement.

11.4                        Language

This Agreement is written in both Chinese and English, and contains three copies, with each Party having one copy. If there is any inconsistency or conflict between English and Chinese version, the Chinese version shall prevail.

11.5                        Severability

In the event that one or several of the provisions of this Agreement are  found to be invalid, illegal, or unenforceable in any aspect in accordance  with any laws or regulations, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal, or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by the relevant  laws and the intentions of the Parties, and the economic effect of such  effective provisions shall be as close as possible to the economic effect of  those invalid, illegal, or unenforceable provisions.

9

11.6                        Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.7                        Survival

11.7.1              Any obligations that occur or are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2              The provisions of Sections 5,8, 10, and this Section 11.7 shall survive the termination of this Agreement.

11.8                        Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a  waiver by such a Party with respect to any similar breach in other  circumstances.

10

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A: Beijing Dasheng Online Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia HUANG
Name:	Jiajia HUANG
Title:	Legal Representative

Party B: Jiajia HUANG

By:	/s/ Jiajia HUANG

Party C: Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia HUANG
Name:	Jiajia HUANG
Title:	Legal Representative

[Signature Page to Exclusive Option Agreement]

ATTACHMENT 5

Power of Attorney

I, Jiajia HUANG, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: ***, executes this Power of Attorney on June 3, 2019, effective as of the date hereof. I am a holder of 73.75% of the equity interests in Beijing Dasheng Zhixing Technology Co., Ltd. (the “Company”).

For the equity interests in the Company that are held by me now and will be held by me in the future (“My Shareholding”), I hereby irrevocably authorize Beijing Dasheng Online Technology Co., Ltd. (“WFOE” , including its successors and liquidator in replacement of WFOE, if applicable) or its designee(s) to be appointed by it at its sole discretion (including without limitation any director of WFOE) (the “Designee”) to represent me to exercise all rights concerning My Shareholding under applicable laws, regulations and the articles of association of the Company during the term of this Power of Attorney as my sole exclusive agent, including without limitation the following rights (collectively, the “Shareholder’s Rights”):

(a)                                 Representing me in executing and delivering any written resolution as shareholder on my behalf;

(b)                                 Selling, transferring, pledging or otherwise disposing of any or all equity interests in the Company held by me;

(c)                                  Nominating, electing, designating or appointing and removing the legal representative, director(s), general manager, chief financial officer, supervisors and other senior officers of the Company;

(d)                                 Supervising the operating performance of the Company, approving annual budget of the Company or declaring dividends, and inspecting financial information of the Company at any time;

(e)                                  Representing shareholder to execute and deliver any written resolutions and minutes on behalf of the shareholder;

(f)                                   Approving the Company to submit any registration documents to competent government authorities;

(g)                                  Representing the shareholder to exercise voting rights with regards to the liquidation matters of the Company;

(h)                                 I hereby agree and undertake that, in the event of dissolution or liquidation of the Company, firstly, WFOE and/or its authorized person is entitled to all the shareholder’s rights on my behalf, including but not limited to making resolutions on any dissolution or liquidation of the Company, appointing and delegating members of the liquidation group and/or their proxy, approving liquidation plan and liquidation report; secondly, I agree to transfer total assets that I should acquire and have acquired as a shareholder of the Company during corporate dissolution and liquidation to WFOE or its designated person without consideration, and direct the liquidation group to directly deliver the assets aforementioned to WFOE and/or its designated person; thirdly, in case the aforementioned transfer shall include consideration under the then applicable PRC laws, apart from transfer with consideration and direct delivery of the assets, I further agree to return the consideration in full amount to WFOE and/or its designated person in an appropriate way to ensure that WFOE and/or its designated person would not suffer any losses.

Strictly Confidential

1

(i)                                     When the director(s) or managers of the Company act in a manner harming the interests of the Company or its shareholders, filing a lawsuit against such director(s) or managers as shareholder or taking other legal actions;

(j)                                    Approving amendments to the articles of association of the Company; and

(k)                                 Any other rights vested in the shareholder by the articles of association of the Company or relevant laws and regulations.

I hereby further agree and covenant:

The Designee shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, WFOE, the Company on June 3, 2019 and the Equity Interest Pledge Agreement entered into by and among myself, WFOE, the Company on June 3, 2019 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents. The exercise of these rights shall not constitute any restriction on the granting of rights hereunder.

All the actions associated with My Shareholding conducted by the Designee shall be deemed as actions conducted by myself, and all the documents shall be deemed to be executed by me, all of which I hereby acknowledge and ratify.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen or other person or entities to exercise the aforementioned rights. Once WFOE notifies me in writing that it assigns its rights under this Power of Attorney to a third party, I will immediately withdraw the entrustment and authorization to WFOE herein and immediately execute a power of attorney with the same form as this Power of Attorney to make the same authorization and entrustment as this Power of Attorney to other persons nominated by WFOE.

I hereby confirm, covenant and undertake that, if I suffer from death, incapacity or in any other events that my exercising of Shareholder’s Rights in the Company will be affected, my inheritor, guardians or any other person entitled to claim rights or interests in the equity interests in the Company held by me will be deemed as executing party to this Power of Attorney and inherit all my rights and obligations under this Power of Attorney.

I confirm that my spouse is aware of the Transaction Documents and this Power of Attorney as executed by me; my spouse and I agree that My Shareholding is my personal property and does not constitute joint property of my spouse and me; my spouse agrees that I have the right to handle My Shareholding at my sole discretion without consent of my spouse and to enjoy the rights and perform the obligations under the Transaction Documents and this Power of Attorney by myself. If my spouse and I get divorced, the equity interest in the Domestic Company held by me is my personal property and does not constitute the joint property of my spouse and me, and I will take measures to ensure the performance of the Transaction Documents and this Power of Attorney and will not take any actions in violation of the Transaction Documents and this Power of Attorney.

2

I undertake not to take any action in violation of the purpose or intent of the Transaction Documents and this Power of Attorney, and to refrain from any action or omission that may cause the conflict of interests between WFOE and the Company or its subsidiaries; in the case of conflict of interests, I undertake to support the lawful interests of WFOE and perform actions reasonably required by WFOE. I undertake that, without prior written consent of WFOE, I will not use the information acquired from the Company to engage in any business in competition or possible competition with the business of the Company or its affiliated companies. For the avoidance of doubt, this Power of Attorney shall not be considered an authorization for me or other non-independent persons or persons that may cause conflicts of interest to exercise the rights conferred by this Power of Attorney.

During the period that I am a shareholder of the Company, this Power of Attorney is irrevocable and remains effective from the date of signing of this Power of Attorney.

In the event of any dispute with respect to the construction and performance of this Power of Attorney, either I or WFOE / WFOE’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of WFOE, if applicable) may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules and procedures in effect at the time. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on all parties. To the extent permitted by PRC laws, the arbitration tribunal may award any remedies, including preliminary and permanent injunctive relief (such as injunction against carrying out business activities, or mandating the transfer of assets), specific performance of contractual obligations, remedies concerning the equity interest or assets of the Company and awards ordering the winding up of the Company. To the extent permitted by PRC laws, when awaiting the formation of the arbitration tribunal or otherwise under appropriate conditions, either I or WFOE / WFOE’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of WFOE, if applicable) may seek and the Court with competent authority shall have power to grant, preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration. Without violating the applicable governing laws, the courts of Hong Kong, Cayman Islands, China, United States of America and the place where the principal assets of the Company are located shall all be deemed to have competent jurisdiction. During the arbitration, except for the matters under dispute and contested by myself or WFOE / WFOE’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of WFOE, if applicable), this Power of Attorney shall remain effective.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. In the case of any conflicts between Chinese version and English version, the Chinese version shall prevail.

[Remainder of This Page Intentionally Left Blank]

3

Signature page of this Power of Attorney

Jiajia HUANG

By:	/s/ Jiajia HUANG

4

Beijing Dasheng Online Technology Co., Ltd. hereby agrees and accepts this Power of Attorney:

Beijing Dasheng Online Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia HUANG
Name:	Jiajia HUANG
Title:	Legal Representative

5

Beijing Dasheng Zhixing Technology Co., Ltd. hereby agrees and acknowledges this Power of Attorney:

Beijing Dasheng Zhixing Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Jiajia HUANG
Name:	Jiajia HUANG
Title:	Legal Representative

6